UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2025

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-3-7564999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0135 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $1,552.50 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities.

Issuance of Shares Upon Partial Conversion of Sponsor Promissory Note

On September 15, 2025, Silexion Therapeutics Corp, a Cayman Islands exempted company (“Silexion” or the “Company”) issued 450,000 ordinary shares, par value $0.0135 per share, of Silexion (“ordinary shares”), to Moringa Sponsor, LP (the “Sponsor”) upon conversion by Silexion of an aggregate of $1.8 million of the outstanding amount under the Amended and Restated Promissory Note, dated August 15, 2024, in an original principal amount of $3.4 million (the “Sponsor Convertible Note”), issued by Silexion to the Sponsor. The conversion price of $4.00 per ordinary share reflects the price per ordinary share (including an ordinary share issuable upon exercise of a pre-funded warrant), and accompanying two ordinary warrants to purchase two ordinary shares, sold in the Company’s best-efforts public offering, for which H.C. Wainwright & Co. served as placement agent, which was completed on September 12, 2025 (the “September 2025 Public Offering”). Following the conversion, the outstanding amount owed by Silexion to the Sponsor under the Sponsor Convertible Note stands at $1.6 million.
The unregistered issuance of the ordinary shares made pursuant to the foregoing conversion of the Sponsor Convertible Note was effected by the Company in reliance on Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”) and/or Rule 506 of Regulation D under the Securities Act.
Item 8.01    Other Events.

Affirmation of Compliance with Nasdaq Shareholders Equity Requirement

As set forth in the pro forma balance sheet attached hereto as Exhibit 99.1, as a result of the below-described transactions, the Company hereby affirms that as of the date of this filing, its shareholders’ equity is approximately $9.41 million. Therefore, the Company believes that it has achieved compliance with, and it furthermore expects to comply on a long-term basis with, the Equity Requirement under Nasdaq Listing Rule 5550(b)(1) (as defined and described below). The Company awaits Nasdaq’s confirmation that the Company has successfully evidenced that compliance.

As previously reported, on July 7, 2025, the Company received a favorable decision from a Nasdaq hearings panel for a hearing held on June 26, 2025, granting the Company’s request to remain listed on Nasdaq subject to certain conditions. Under the terms of the decision for the hearing, the listing of the Company’s ordinary shares and warrants was transferred from the Nasdaq Global Market to the Nasdaq Capital Market on July 8, 2025, and continued listing on that market was conditioned on the Company’s fulfillment of the terms of a compliance plan that it had presented to the Nasdaq panel at the hearing. The primary requirement of that compliance plan, as reflected in the hearings panel decision, was the Company’s achievement of at least $2.5 million of shareholders’ equity for listing on the Nasdaq Capital Market on a continued basis pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Equity Requirement”), to be affirmed in a report to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before September 19, 2025. That achievement, demonstrating the Company’s restoration of compliance with, and expected long-term compliance with, the Equity Requirement, was to be reflected in a balance sheet not older than 60 days, with pro forma adjustments reflecting significant transactions since the date of the balance sheet, to be included in such a filing.

In its effort to regain compliance with the Equity Requirement, the Company has completed the below-described significant transactions, which have collectively increased the Company’s shareholders equity to its current level of approximately $9.41 million, as compared to (a) $0.1 million of shareholders’ equity as of June 30, 2025, as reported in the Company’s Quarterly Report for the quarter ended June 30, 2025, filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2025 (the “Q2 2025 Form 10-Q”), and (b) a capital deficiency of $0.7 million as of July 31, 2025, as shown in the attached balance sheet of the Company:

(i)	August 2025 Warrant Exercise Inducement Transaction.

On August 1, 2025, certain holders of certain of the Company’s existing warrants to purchase an aggregate of 152,106 ordinary shares exercised those warrants for cash in a warrant exercise inducement transaction. The warrants were comprised of (i) 22,468 warrants to purchase 22,468 ordinary shares, which had been issued in a public offering completed in January 2025, and which had a five-year exercise term and an exercise price of $20.25 per share, and (ii) 129,638 warrants to purchase 129,638 ordinary shares, which had been issued in an earlier warrant inducement transaction completed in late January 2025, and which had a 24-month exercise term and an exercise price of $22.50 per share ((i) and (ii), collectively, the “Existing Warrants”). Pursuant to the transaction, the warrant holders exercised for cash the Existing Warrants at a reduced exercise price of $11.57 per share in consideration for the issuance of new ordinary share purchase warrants to purchase up to an aggregate of 304,212 ordinary shares at an exercise price of $11.32 per share. The Company received aggregate gross proceeds of approximately $1.8 million from the exercise of the existing warrants by the Holders, before deducting placement agent fees and other offering expenses payable by the Company. The transaction increased the Company’s shareholders’ equity by $1.5 million on August 1, 2025.

(ii)	September 2025 Public Offering of Shares and/or Pre-funded Warrants and Ordinary Warrants.

On September 12, 2025, the Company sold in a public offering, (i) 1,392,250 ordinary shares and (ii) 107,750 pre-funded warrants to purchase up to 107,750 ordinary shares, with each such ordinary share and/or pre-funded warrant accompanied by (iii) two ordinary warrants to purchase two ordinary shares (consisting of one Series A ordinary warrant and one Series B ordinary warrant), for a total of 3,000,000 ordinary warrants to purchase up to 3,000,000 ordinary shares. The purchase price per ordinary share and accompanying two ordinary warrants to purchase two ordinary shares was $4.00, while the purchase price per pre-funded warrant and accompanying two ordinary warrants to purchase two ordinary shares was $3.999.

Aggregate gross proceeds from the September 2025 Public Offering (without taking into account any proceeds from any exercises of warrants) were approximately $6.0 million.

The pre-funded warrants were immediately exercisable at an exercise price of $0.0001 per share and do not expire until exercised in full. The ordinary warrants have an exercise price of $4.00 per share, and were exercisable upon issuance. The Series A ordinary warrants and the Series B ordinary warrants will expire on the five (5) year anniversary and 12-month anniversary, respectively, of the date on which they were issued.

The offering increased the shareholders’ equity of the Company by $5.2 million on September 12, 2025.

(iii)	September 2025 Exercise of Series B Ordinary Warrants.

On September 12, 2025, in connection with the closing of the September 2025 Public Offering, investors exercised an aggregate of 445,000 Series B ordinary warrants issued in the offering and the Company issued 445,000 underlying ordinary shares. The gross proceeds to the Company from those warrant exercises was $1.78 million.

The exercise of those Series B ordinary warrants increased the shareholders’ equity of the Company by $1.78 million on September 12, 2025.

(iv)	September 2025 Partial Conversion of Sponsor Convertible Note.

On September 15, 2025, the Company issued 450,000 ordinary shares to the Sponsor for the conversion of $1.8 million of the outstanding principal amount under the Sponsor Convertible Note, in an original principal amount of $3.4 million, that the Company had issued to the Sponsor. That issuance of ordinary shares pursuant to the conversion increased the Company’s shareholders’ equity by $1.83 million on September 15, 2025.

The unaudited, pro forma balance sheet of the Company, attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”), gives effect to the above-described transactions as if they had been completed as of the July 31, 2025 date of the balance sheet.

Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Company. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, please see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025, as updated by the Company’s subsequent reports and filings with the SEC, both under the Exchange Act and the Securities Act of 1933, as amended. All information in this Form 8-K is provided as of the date of the filing hereof, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	Pro forma unaudited balance sheet of Silexion Therapeutics Corp as of July 31, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: September 15, 2025	By: /s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer